Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-252701, No. 333-263513, No. 333-270540, and No. 333-277902) on Form S-8 of our report dated March 12, 2025, with respect to the consolidated financial statements of ON24, Inc.

/s/ KPMG LLP
Santa Clara, California
March 12, 2025